Exhibit 8.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/ 572-5100 www.kslaw.com

December 4, 2023

Satellogic Inc.

Ruta 8 Km 17,500, Edificio 300

Officina 324 Zonamérica

Montevideo, 91600, Uruguay

Re: Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as counsel to Satellogic Inc. (“Satellogic”), a business company with limited liability incorporated under the laws of the British Virgin Islands (“BVI”), in connection with the proposed domestication of Satellogic pursuant to which Satellogic will change its jurisdiction of incorporation by discontinuing from the BVI and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). This opinion is being delivered in connection with the Registration Statement of Satellogic originally filed by the Company on the date hereof with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”), relating to the Domestication. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Domestication will be consummated as described in the Registration Statement and will be effective under the laws of the BVI and the State of Delaware, (ii) the statements concerning the Domestication set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Domestication, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification and (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity. If any of the above-described assumptions is untrue for any reason, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, the discussion set forth under the caption Material U.S. Federal Income Tax Consequences of the Domestication in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Domestication to U.S. Holders and Non-U.S. Holders of Satellogic Securities.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. In particular, we express no opinion as to whether the Company is or has ever been a passive foreign investment company within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Domestication, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Satellogic of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ King & Spalding LLP